Exhibit 10.49

PROMISSORY NOTE

$26,724,948.03	November 17, 2016

FOR VALUE RECEIVED, RIVERBEND HANOVER PROPERTIES II LLC, a Pennsylvania limited liability company (“Riverbend II”) and RIVERBEND HANOVER PROPERTIES I LLC, a Pennsylvania limited liability company (“Riverbend I”) both with an address c/o Griffin Industrial Realty, Inc., 204 West Newberry Road, Bloomfield, CT 06002 (collectively, "Borrower"), hereby promise to pay to the order of WEBSTER BANK, NATIONAL ASSOCIATION, a national banking association ("Bank") at the offices of the Bank at CityPlace II, 185 Asylum Street, Hartford, Connecticut 06103 or such other address as the Bank shall designate in a written notice to Borrower, the amount of TWENTY SIX MILLION SEVEN HUNDRED TWENTY FOUR THOUSAND NINE HUNDRED FORTY EIGHT    AND 03/100 DOLLARS ($26,724,948.03), or so much thereof as shall have been advanced and is outstanding from time to time (the “Loan”), together with (i) interest at the rate or rates hereinafter provided; (ii) all amounts which may become due under the Mortgage (as hereinafter defined), or under any other Loan Document executed by Borrower evidencing, securing or otherwise executed in connection with the indebtedness evidenced by this Promissory Note (this “Note”); (iii) any costs and expenses, including reasonable attorneys' and appraiser's fees, incurred in the collection of this Note, or in the foreclosure of the Mortgage, or in protecting or sustaining the lien of the Mortgage, or in any litigation or controversy arising from or connected with the Loan Documents; and (iv) all taxes or duties assessed upon said sum against the holder hereof, upon the debt evidenced hereby or by the Mortgage and upon the Mortgaged Property (as hereinafter defined).  Interest on this Note shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed.

This Note is subject to all of the following terms and conditions:

1.         Definitions.      As used in this Note, the following terms shall have the respective meanings set forth below:

(a)“Adjusted LIBOR Rate” shall mean, for any LIBOR Interest Period, an interest rate per annum equal to the sum of (A) the LIBOR Rate for such LIBOR Interest Period, plus (B) the Applicable Margin.

(b)“Applicable Margin” shall mean one hundred seventy (170) basis points.

(c)“Breakage Costs” shall mean any actual loss or expense (including, without limitation, actual lost profit) that Bank sustains or incurs as a direct consequence of any prepayment (whether optional or mandatory) of the Note bearing interest at the Adjusted LIBOR Rate by the Borrower on and after the date hereof and through the last day of the LIBOR Interest Period, including, but not limited to, any loss or any interest payable by Bank to lenders of funds obtained by it in order to make or maintain the Loan at the Adjusted LIBOR Rate.

(d)Intentionally Omitted.

(e)Intentionally Omitted. )

(f)“LIBOR Rate” shall mean, for any LIBOR Interest Period, the rate (expressed as a percentage per annum) equal to the rate reported for deposits in U.S. dollars, for a one-month period, that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period (the “Determination Date”); provided that, (i) if such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts for a comparable loan at the time of such calculation and, if at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations and (ii) if fewer than two such quotations in clause (i) are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for the amounts for a comparable loan at the time of such calculation and, if at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.  In no event shall LIBOR be less than 0.

(g)“LIBOR Interest Period” shall mean, with respect to any amount bearing interest at the Adjusted LIBOR Rate, a period of one (1) month, to the extent deposits with such maturities are available to the Bank, commencing on the first day of the month and ending on the last day of the month; provided,  however, that

(i)if the Loan is advanced on a day other than the first day of a month, then the Loan shall bear interest at the Adjusted LIBOR Rate in effect on the day the Loan is advanced, which rate shall be in effect for the remaining days of the month in which the Loan is made; such Adjusted LIBOR Rate to be reset at the beginning of each succeeding month;

(ii)all dates herein shall be subject to and adjusted in accordance with the Following Business Day Convention, as such term is defined below; and

(iii)no Interest Period may extend beyond the Maturity Date.

(h)All payment dates herein shall be subject to and adjusted in accordance with the “Following Business Day Convention”. The Following Business Day Convention shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day and provides that, in such event, such date shall be adjusted to the first following day that is a Business Day, except that if such following day shall be a day in the following month, such date shall be adjusted to the immediately preceding Business Day.  A “Business Day” means, in respect of any date that is specified herein to be subject to adjustment in accordance with the Following Business Day Convention, a day on which commercial banks settle payments in (i) New York or London if the payment obligation is calculated by reference to any LIBOR Rate, or (ii) New York, if the payment obligation is calculated by reference to any other rate.

(i)“Maturity Date” shall mean November 17 2026, which is the date which is approximately ten (10) years following the date of this Note.

2.Interest Rate Provisions.

(a)Interest Rate.  The Loan shall bear interest from the date hereof until the Maturity Date at the Adjusted LIBOR Rate or, at the option of the Bank after the occurrence of an Event of Default (as hereinafter defined) or after maturity, at the Default Rate (as hereinafter defined).

(b)Interest Rate Determinations.  All interest rate determinations hereunder shall be made by the Bank and shall be deemed conclusive and binding upon the Borrower in the absence of manifest error.

3.Repayment.

(a)Repayment Schedule.  If not sooner paid or demanded as herein provided, and so long as no Event of Default has occurred and is continuing, principal and interest shall be due and payable hereunder as follows:

Commencing on December 1, 2016, and continuing to be due on the first day of each calendar month thereafter through and including October 1, 2026, and the final payment being due on the Maturity Date as described in subsection (b) below, Borrower shall be required to make (i) monthly payments of accrued interest on the principal balance of the Loan at the Adjusted LIBOR Rate; and (ii) monthly payments of principal, each in an amount as set forth on Schedule A attached hereto and incorporated herein.

(b)Payment at Maturity.  The full amount of the outstanding principal balance of the Loan, together with all interest accrued thereon, and all other amounts due and payable hereunder or under any of the other Loan Documents, shall be due and payable in full on the Maturity Date.

(c)Form of Payment.  All amounts owing under this Note and interest thereon shall be payable in legal tender of the United States of America.

(d)Evidence of Debt.  The Bank will enter an appropriate notation on its books and records evidencing the interest rate applicable to the outstanding balance hereof, each repayment on account of the principal thereof, and the amount of interest paid. Borrower agrees that, in the absence of manifest error, the books and records of the Bank shall constitute prima facie evidence of the amount owing to the Bank pursuant to this Note.

4.Additional Charges.

(a)Late Charges.  If any amount payable under this Note (except the amount due at the Maturity Date) is not paid within ten (10) days after its due date, Borrower shall pay to the Bank on demand an amount equal to five percent (5%) of such unpaid amount which Borrower acknowledges to be a reasonable late charge to compensate the Bank for the administrative costs of dealing with such late payment and for its loss of use of such funds.  Borrower also acknowledges that such late charge is a material inducement to the Bank to make the Loan evidenced by this Note, the Bank would not have made the Loan in the absence of the agreement of Borrower to pay such late charge and such late charge is not a penalty and represents a reasonable estimate of compensation to the Bank for losses resulting from Borrower’s default that are difficult to ascertain.

(b)Expenses.  Borrower further promises to pay to the Bank, as incurred, and as an additional part of the unpaid principal balance, all reasonable costs, expenses and reasonable attorneys' fees incurred (i) in the preparation, protection, modification, collection, defense or enforcement of all or part of this Note or any guaranty hereof, or (ii) in the foreclosure or enforcement of any mortgage or security interest which may now or hereafter secure either the debt hereunder or any guaranty thereof, or (iii) with respect to any action reasonably taken to protect, defend, modify or sustain the lien of any such mortgage or security agreement, or (iv) with respect to any litigation or controversy arising from or connected with the enforcement of any provisions of this Note or any mortgage or security agreement or collateral which may now or hereafter secure this Note, or (v) with respect to any act reasonably taken to protect, defend, modify, enforce or release any of its rights or remedies with regard to, or otherwise effect collection of, any collateral which may now or in the future secure this Note, or with regard to or against Borrower or any endorser, guarantor or surety of this Note.

(c)Default Rate.  If payment is not made when due or upon the occurrence and during the continuance of an Event of Default, then for so long as such Event of Default remains uncured, Borrower further promises to pay to Bank interest on the unpaid balance at the rate or rates of interest then in effect, plus five (5) percentage points per annum (the “Default Rate”) from the accelerated due date, if any, until payment in full (whether before or after judgment has been rendered with respect hereto) which amounts shall each become an additional part of the unpaid balance.

(d)Additional Payments.  If Bank shall deem applicable to this Note, any requirement of any law of the United States of America, any regulation, order, interpretation, ruling, official directive or guideline (whether or not having the force of law) of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any other board or governmental or administrative agency of the United States of America which shall impose, increase, modify or make applicable thereto or cause to be included in, any reserve, special deposit, calculation used in the computation of regulatory capital standards, assessment or other requirement which imposes on Bank any cost that is attributable to the maintenance hereof, then, and in each such event, Bank shall notify the Borrower thereof and the Borrower shall pay the Bank, within ninety (90) days of receipt of such notice, such amount as will compensate Bank for any such cost, which determination may be based upon the Bank's reasonable allocation of the aggregate of such costs resulting from such events and shall be calculated in a manner consistent with the Bank’s practices for similar loans and similar borrowers.  In the event any such cost is a continuing cost, a fee payable to Bank may be imposed upon the Borrower periodically for so long as any such cost is deemed applicable to the Bank, in an amount determined by Bank to be necessary to compensate Bank for any such cost.  The determination by any Bank of the existence and amount of any such cost shall, in the absence of manifest error, be conclusive.  Notwithstanding the foregoing, Lender agrees to use commercially reasonable efforts to eliminate or mitigate any costs attributable to the maintenance of the Loan.  If Lender is unable to eliminate such costs, Borrower shall have the right to prepay the then outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, in full, but not in part, without prepayment charges.

5.Prepayment.

(a)Borrower may prepay the then outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, in full but not in part, upon not less than ten (10) days written notice of the projected date of prepayment and upon concurrent payment to Bank of any and all Breakage Costs or damages incurred by the Bank in connection with such prepayment, and during the first two (2) years following the date of execution of this Note, upon payment of an additional prepayment fee in the amount of one (1%) percent of the amount so prepaid.

(b)In the event that Borrower elects to prepay the Note in accordance with the terms set forth above, Borrower shall give Bank not less than ten (10) days prior written notice of its intent to prepay the Note.  Any amounts specified in the aforesaid prepayment notice shall, upon the giving of said notice, become due and payable at the time provided for prepayment in said notice. Any prepayments permitted hereunder shall be applied to interest and other charges accrued under this Note to the day prepayment shall have been received by Bank, and then to principal, in the inverse order of the installments of principal payable under this Note.

(c)If the maturity of this Note shall be accelerated for any reason, then a tender of payment by Borrower, or by anyone on behalf of Borrower, of the amount necessary to satisfy all sums due under this Note shall constitute an evasion of the payment terms of this Note and shall be deemed to be a voluntary prepayment under this Note, and any such prepayment, to the extent permitted by law, shall require the concurrent payment to Bank of the Breakage Costs.

6.         Events of Default.  An Event of Default shall be those events set forth in Section 19 of the Mortgage.

7.         Acceleration.  Upon the occurrence and during the continuance of any Event of Default hereunder, at the option of the Bank all principal outstanding hereunder, together with accrued interest thereon and charges incurred with respect thereto, shall become immediately due and payable, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower. No remedy herein conferred upon the Bank or the holder of this Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Nothing contained herein shall in any way limit required notices to Borrower otherwise required in the Loan Documents.

8.         Set-off.  Upon the occurrence and during the continuance of an Event of Default hereunder, the Bank is hereby authorized at any time from time to time, without notice to Borrower to set-off and apply any and all deposits of Borrower (general or special, time or demand, provisional or final), credits, collateral and property, but expressly excluding tenant security deposits, at any time held by, in transit to or in the safekeeping, custody or control of, the Bank or any entity under the control of or under common control with the Bank (and shall include any other obligation at any time owing by the Bank or any entity under the control of or under common control with the Bank to or for the credit or the account of Borrower) against any and all of the obligations of Borrower to the Bank now or hereafter existing hereunder, irrespective of whether or not the Bank shall have made any demand hereunder and even though such obligations may be contingent and unmatured. Upon making any such set-off, appropriation or application, the Bank agrees to notify Borrower thereof in writing, provided the failure to give such notice shall not affect the validity of such set off or appropriation or application.  ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SET-OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

9.         Collateral.  This Note and the indebtedness evidenced hereby are secured, inter alia, by that certain Open-End Mortgage, Assignment of Leases and Rents, and Security Agreement dated as of even date herewith, from Riverbend II , as mortgagor, to the Bank, as mortgagee, (the "Riverbend II Mortgage") and that certain Open-End Mortgage, Assignment of Leases and Rents, and Security Agreement dated as of even date herewith, from Riverbend I, as mortgagor, to the Bank, as mortgagee (the "Riverbend I Mortgage") (collectively, the “Mortgages”).  The Riverbend II Mortgage constitutes a first priority lien on certain real and personal property, more particularly described therein located at 5220 Jaindl Boulevard, Bethlehem, Pennsylvania ; the Riverbend I Mortgage constitutes a first priority lien on certain real and personal property, more particularly described therein located at 5210 Jaindl Boulevard, Bethlehem, Pennsylvania (collectively, the "Mortgaged Property").

10.       Sale of Interests.  Borrower acknowledges that Bank may (a) fund the Loan through an affiliate, (b) sell or transfer interests in the Loan and the Loan Documents to one or more participants or special purpose entities, (c) pledge Bank's interests in the Loan and the Loan Documents as security for one or more loans obtained by Bank, and/or (d) sell or transfer Bank's interests in the Loan and the Loan Documents in connection with a securitization transaction or otherwise, in each case at no cost to Borrower, and that all documentation, financial statements, appraisals, reports and other data, or copies thereof, related to any loan application or commitment, Borrower, the Mortgaged Property, and/or the Loan, may be exhibited to and reviewed by any party that is reviewing the Loan for the purposes of purchasing, valuing, rating or servicing the Loan, and Bank shall direct such party to keep all such information in confidence to the same extent as is required of Bank, but Bank shall have no obligation to oversee the actions of said party or any liability to Borrower in the event said party does not so comply.  Upon any transfer or proposed transfer contemplated above and by the Loan Documents, at Bank's request, Borrower shall provide a true and correct estoppel certificate to the reviewing party or parties in such form, substance and detail as Bank or the reviewing party or parties may reasonably require, provided, however, that Borrower shall not be required to incur any costs in connection with any such transfer.

11.       Rights of Bank.  In addition to any rights the Bank may have hereunder, under the Loan Documents or under any other instrument, document or agreement executed by Borrower which may now or hereafter evidence, govern or secure this Note, the Bank shall have all the rights of a creditor under the laws of the State of Connecticut and the case law interpreting the same.  Nothing contained herein shall be construed as limited or restricting any rights the Bank may have, whether statutory or otherwise, including, without limitation, all rights of set-off as may exist under law.

12.       Consent to Credit Verification.  The Borrower hereby agrees that Bank shall have the right at any time and from time to time to verify credit information supplied by the undersigned.

13.       WAIVER OF TRIAL BY JURY.  BORROWER AND BANK ACKNOWLEDGE THAT THE TRANSACTION CONTEMPLATED HEREBY IS A COMMERCIAL TRANSACTION, AND BORROWER AND BANK HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST BORROWER OR BANK IN RESPECT OF THIS NOTE OR ANY GUARANTY OR ENDORSEMENT OF THIS NOTE.

14.       COMMERCIAL TRANSACTION WAIVER.  BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR AS OTHERWISE ALLOWED BY THE LAW OF ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE. BORROWER HAS BEEN ADVISED BY COUNSEL OF ITS RIGHTS WITH RESPECT TO PREJUDGMENT REMEDIES UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, INCLUDING SECTIONS 52-278a TO 52-278g.  BORROWER HEREBY KNOWINGLY AND WILLINGLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS OF NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER IN CONNECTION WITH THE OBTAINING BY LENDER OF ANY PREJUDGMENT REMEDY WITH RESPECT TO THIS NOTE, OR PURSUANT TO ANY OTHER DOCUMENT EXECUTED BY EITHER BORROWER IN CONNECTION WITH THIS TRANSACTION, INCLUDING ANY AMENDMENTS OR EXTENSIONS HEREOF OR THEREOF.  FURTHER, BORROWER WAIVES ANY REQUIREMENT OF LENDER TO POST A BOND OR ANY OTHER SECURITY, OR TO SHOW SOME EXIGENCY, IN CONNECTION WITH THE OBTAINING BY LENDER OF ANY SUCH PREJUDGMENT REMEDY.  FURTHER, BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAW.

15.       Other Rights and Waivers, Successors and Assigns.  Borrower hereby waives presentment for payment, protest and notice of dishonor, and hereby agrees to any extension or delay in the time for payment or enforcement, to renewal of this Note and to any substitution or release of any collateral, all without notice and without any affect on its liabilities. Any delay on the part of the holder hereof in exercising any right hereunder or under any mortgage or security agreement which may secure this Note shall not operate as a waiver. The rights and remedies of the holder hereof shall be cumulative and not in the alternative, and shall include all rights and remedies granted herein, in any document referred to herein, and under all applicable laws. The provisions of this Note shall bind the heirs, executors, administrators, assigns and successors of Borrower and shall inure to the benefit of the holder hereof, its successors and assigns.

16.       Acknowledgement of Copy.  Borrower acknowledges receipt of a copy of this executed Note.

17.       Governing Law.  This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Connecticut.

18.       Severability.  If any provision of this Note is deemed void, invalid or unenforceable under applicable law, such provision is and will be deemed to be totally ineffective to that extent, but the remaining provisions shall be deemed unaffected and shall remain in full force and effect.

19.       Savings Clauses.  Notwithstanding anything to the contrary contained herein, (a) all agreements and communications between Borrower and Bank are hereby and shall automatically be limited so that, after taking into account all amounts deemed to constitute interest, the interest contracted for, charged or received by Bank shall never exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by this Note and as provided for herein or the other loan documents, under the laws of such State or States whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the loan (the “Maximum Legal Rate”), and (b) if through any contingency or event, Bank receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward the payment of the principal of any and all then outstanding indebtedness of Borrower to Bank, or if there is no such indebtedness, shall immediately be returned to Borrower.

20.       Non-Recourse.    Notwithstanding anything to the contrary contained herein, or in the Note, or in any other instrument evidencing or securing the indebtedness evidenced by this Note, the Bank agrees to look only to the Mortgaged Property and other assets of the Borrower and not to seek any deficiency judgment against Borrower or deficiency judgment or personal liability against Borrower's existing members or managers, except and unless such personal liability arises under the provisions of that Non-Recourse Guaranty or Environmental Indemnification Agreement of even date herewith.

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the day and year first written above.

BORROWER:
RIVERBEND HANOVER PROPERTIES I LLC
a Pennsylvania limited liability company

By:	/s/Anthony Galici
Name: Anthony Galici
Its Vice President

RIVERBEND HANOVER PROPERTIES II LLC
a Pennsylvania limited liability company

By:	/s/Anthony Galici
Name: Anthony Galici
Its Vice President

[Signature page to Promissory Note]

Schedule A

			Notional	Principal Payment
Number	Accrual Period		Balance	1st Day of Accrual
1	11/17/2016	12/1/2016	26,724,948.03
2	12/1/2016	1/3/2017	26,671,830.46	53,117.57
3	1/3/2017	2/1/2017	26,618,542.47	53,287.99
4	2/1/2017	3/1/2017	26,565,083.52	53,458.95
5	3/1/2017	4/3/2017	26,511,453.05	53,630.47
6	4/3/2017	5/2/2017	26,457,650.52	53,802.53
7	5/2/2017	6/1/2017	26,403,675.37	53,975.15
8	6/1/2017	7/3/2017	26,349,527.05	54,148.32
9	7/3/2017	8/1/2017	26,295,205.01	54,322.04
10	8/1/2017	9/1/2017	26,240,708.68	54,496.33
11	9/1/2017	10/2/2017	26,186,037.51	54,671.17
12	10/2/2017	11/1/2017	26,131,190.93	54,846.57
13	11/1/2017	12/1/2017	26,076,168.39	55,022.54
14	12/1/2017	1/2/2018	26,020,969.32	55,199.07
15	1/2/2018	2/1/2018	25,965,593.15	55,376.17
16	2/1/2018	3/1/2018	25,910,039.32	55,553.83
17	3/1/2018	4/3/2018	25,854,307.25	55,732.07
18	4/3/2018	5/1/2018	25,798,396.38	55,910.88
19	5/1/2018	6/1/2018	25,742,306.12	56,090.26
20	6/1/2018	7/2/2018	25,686,035.91	56,270.21
21	7/2/2018	8/1/2018	25,629,585.16	56,450.75
22	8/1/2018	9/4/2018	25,572,953.31	56,631.86
23	9/4/2018	10/1/2018	25,516,139.75	56,813.55
24	10/1/2018	11/1/2018	25,459,143.92	56,995.83
25	11/1/2018	12/3/2018	25,401,965.23	57,178.69
26	12/3/2018	1/2/2019	25,344,603.09	57,362.14
27	1/2/2019	2/1/2019	25,287,056.92	57,546.18
28	2/1/2019	3/1/2019	25,229,326.11	57,730.80
29	3/1/2019	4/1/2019	25,171,410.09	57,916.02
30	4/1/2019	5/1/2019	25,113,308.26	58,101.84
31	5/1/2019	6/3/2019	25,055,020.01	58,288.25
32	6/3/2019	7/1/2019	24,996,544.75	58,475.26
33	7/1/2019	8/1/2019	24,937,881.89	58,662.86
34	8/1/2019	9/3/2019	24,879,030.82	58,851.07
35	9/3/2019	10/1/2019	24,819,990.93	59,039.89
36	10/1/2019	11/1/2019	24,760,761.62	59,229.31
37	11/1/2019	12/2/2019	24,701,342.29	59,419.33
38	12/2/2019	1/2/2020	24,641,732.32	59,609.97
39	1/2/2020	2/3/2020	24,581,931.10	59,801.22
40	2/3/2020	3/2/2020	24,521,938.02	59,993.08

			Notional	Principal Payment
Number	Accrual Period		Balance	1st Day of Accrual
41	3/2/2020	4/1/2020	24,461,752.46	60,185.56
42	4/1/2020	5/1/2020	24,401,373.80	60,378.66
43	5/1/2020	6/1/2020	24,340,801.43	60,572.37
44	6/1/2020	7/1/2020	24,280,034.72	60,766.71
45	7/1/2020	8/3/2020	24,219,073.06	60,961.67
46	8/3/2020	9/1/2020	24,157,915.81	61,157.25
47	9/1/2020	10/1/2020	24,096,562.34	61,353.46
48	10/1/2020	11/2/2020	24,035,012.04	61,550.31
49	11/2/2020	12/1/2020	23,973,264.26	61,747.78
50	12/1/2020	1/4/2021	23,911,318.37	61,945.89
51	1/4/2021	2/1/2021	23,849,173.74	62,144.63
52	2/1/2021	3/1/2021	23,786,829.72	62,344.01
53	3/1/2021	4/1/2021	23,724,285.69	62,544.03
54	4/1/2021	5/4/2021	23,661,541.00	62,744.69
55	5/4/2021	6/1/2021	23,598,595.00	62,946.00
56	6/1/2021	7/1/2021	23,535,447.05	63,147.95
57	7/1/2021	8/2/2021	23,472,096.49	63,350.55
58	8/2/2021	9/1/2021	23,408,542.69	63,553.80
59	9/1/2021	10/1/2021	23,344,784.99	63,757.70
60	10/1/2021	11/1/2021	23,280,822.73	63,962.26
61	11/1/2021	12/1/2021	23,216,655.26	64,167.47
62	12/1/2021	1/4/2022	23,152,281.92	64,373.34
63	1/4/2022	2/1/2022	23,087,702.04	64,579.87
64	2/1/2022	3/1/2022	23,022,914.98	64,787.07
65	3/1/2022	4/1/2022	22,957,920.05	64,994.93
66	4/1/2022	5/3/2022	22,892,716.60	65,203.45
67	5/3/2022	6/1/2022	22,827,303.96	65,412.65
68	6/1/2022	7/1/2022	22,761,681.44	65,622.51
69	7/1/2022	8/1/2022	22,695,848.40	65,833.05
70	8/1/2022	9/1/2022	22,629,804.13	66,044.26
71	9/1/2022	10/3/2022	22,563,547.98	66,256.16
72	10/3/2022	11/1/2022	22,497,079.25	66,468.73
73	11/1/2022	12/1/2022	22,430,397.27	66,681.98
74	12/1/2022	1/3/2023	22,363,501.35	66,895.92
75	1/3/2023	2/1/2023	22,296,390.80	67,110.54
76	2/1/2023	3/1/2023	22,229,064.94	67,325.86
77	3/1/2023	4/3/2023	22,161,523.08	67,541.86
78	4/3/2023	5/25/2023	22,093,764.53	67,758.56
79	5/25/2023	6/1/2023	22,025,788.58	67,975.95
80	6/1/2023	7/3/2023	21,957,594.54	68,194.04
81	7/3/2023	8/1/2023	21,889,181.71	68,412.83
82	8/1/2023	9/1/2023	21,820,549.39	68,632.32
83	9/1/2023	10/2/2023	21,751,696.87	68,852.51
84	10/2/2023	11/1/2023	21,682,623.46	69,073.42

			Notional	Principal Payment
Number	Accrual Period		Balance	1st Day of Accrual
85	11/1/2023	12/1/2023	21,613,328.43	69,295.03
86	12/1/2023	1/2/2024	21,543,811.08	69,517.35
87	1/2/2024	2/1/2024	21,474,070.70	69,740.38
88	2/1/2024	3/1/2024	21,404,106.56	69,964.13
89	3/1/2024	4/2/2024	21,333,917.96	70,188.60
90	4/2/2024	5/1/2024	21,263,504.17	70,413.79
91	5/1/2024	6/3/2024	21,192,864.47	70,639.70
92	6/3/2024	7/1/2024	21,121,998.13	70,866.34
93	7/1/2024	8/1/2024	21,050,904.43	71,093.70
94	8/1/2024	9/3/2024	20,979,582.64	71,321.79
95	9/3/2024	10/1/2024	20,908,032.02	71,550.62
96	10/1/2024	11/1/2024	20,836,251.85	71,780.17
97	11/1/2024	12/2/2024	20,764,241.38	72,010.47
98	12/2/2024	1/2/2025	20,691,999.87	72,241.50
99	1/2/2025	2/3/2025	20,619,526.60	72,473.28
100	2/3/2025	3/3/2025	20,546,820.80	72,705.80
101	3/3/2025	4/1/2025	20,473,881.74	72,939.06
102	4/1/2025	5/1/2025	20,400,708.67	73,173.07
103	5/1/2025	6/2/2025	20,327,300.83	73,407.84
104	6/2/2025	7/1/2025	20,253,657.47	73,643.35
105	7/1/2025	8/1/2025	20,179,777.85	73,879.63
106	8/1/2025	9/2/2025	20,105,661.19	74,116.66
107	9/2/2025	10/1/2025	20,031,306.74	74,354.45
108	10/1/2025	11/3/2025	19,956,713.74	74,593.00
109	11/3/2025	12/1/2025	19,881,881.42	74,832.32
110	12/1/2025	1/2/2026	19,806,809.01	75,072.41
111	1/2/2026	2/2/2026	19,731,495.75	75,313.27
112	2/2/2026	3/2/2026	19,655,940.85	75,554.90
113	3/2/2026	4/1/2026	19,580,143.55	75,797.30
114	4/1/2026	5/1/2026	19,504,103.07	76,040.48
115	5/1/2026	6/1/2026	19,427,818.62	76,284.45
116	6/1/2026	7/1/2026	19,351,289.43	76,529.19
117	7/1/2026	8/3/2026	19,274,514.70	76,774.72
118	8/3/2026	9/1/2026	19,197,493.66	77,021.04
119	9/1/2026	10/1/2026	19,120,225.51	77,268.15
120	10/1/2026	11/17/2026	19,042,709.45	77,516.05